EXHIBIT 10.5
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                              CONSULTING AGREEMENT

     This  agreement  is entered  into  between TGR Group LLC, a Nevada  Limited
Liability   Company   (hereafter   known  as  TGR)  and  Field  Point  Petroleum
Corporation, a Colorado Company (hereafter known as Field point).

     Field Point has expressed a desire to enter into this agreement with TGR to provide Internet Public Relations Services for Field Point. TGR is in the business of providing such services and desires to enter into an agreement with Field Point to provide these services to Field Point . This Agreement is for the purpose of defining the services to be provided and the rights and responsibilities of both parties.

I.   SERVICES PROVIDED BY TGR

          1. TGR agrees to prepare a detailed "Focus Profile Report" on Field Point, as defined on its web site (url: www.smallcapnetwork.net) following certain guidelines that have already been established by TGR and provided to Field Point. The Focus Profile Report shall be released during the month of November or December 2001, final date to be established by both parties.

          2. TGR agrees to deliver the Focus Profile Report to all the members of the SmallCap Network, TGR's proprietary database of over 300,000 members.

          3. TGR will post the Focus Profile Report on its web site no more than
     (14) days after it has been delivered to the SmallCap Network Members.

          4. TGR will continue to release to the SmallCap Network Members, through the SmallCap Digest, all new information (i.e. Press Releases, Quarterly, Annual, and other Periodic Reports, Analysts Reports, etc.) about Field Point thatField Point has formally and officially released to the general public, for a period of ninety (90) days from the date the the Focus Profile Report is delivered to the SmallCap Network Members..

II.  Responsibilities of FIELD POINT

          1. Field Point agrees to assist TGR, as requested, in the preparation of the corporate profile reports on said Company.

          2. Field Point will, if requested, provide or arrange to be provided to TGR or its designee, such accounting records as may be necessary to complete the corporate "due diligence" necessary to compile an accurate and detailed profile report on the companies.

          3. Field Point agrees to provide TGR with certain business and other material information about Field Point, its products, services, contracts, pending litigation, patents, trademarks and other such business matters which TGR may request and which TGR considers to be important for the completion of this contract.


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           4. Field Point agrees to notify TGR of any changes in the status or nature of its business, any pending litigation, or any other developments that may require further disclosure.

III. COMPENSATION

          1. For services rendered, as described above, TGR will receive the following as its exclusive compensation under this Agreement:

               a. Fifty Thousand Dollars ($50,000) US, immediately payable upon the signing of the Agreement.

IV.  REPRESENTATIONS BY TGR

     TGR represents, warrants, and covenants the following:

          1. TGR is a Company duly organized and existing under the laws of the State of Nevada and is in good standing with the jurisdiction of its incorporation.

          2. TGR will disclose to Field Point any and all material facts and circumstances which may affect its ability to perform its undertaking herein.

          3. TGR will cooperate in a prompt and professional manner with Field Point or its agents in the performance of this Agreement.

          4. TGR's SmallCap Network is a proprietary database that contains in excess of 300,000 members.

          5. TGR agrees that this Agreement is not a Finders Agreement. TGR is not entitled to receive any additional fees or compensation from Field Point, or from any future investor in Field Point's securities, as a result of its services under this Agreement.

          6. TGR shall not publish any report, including the Focus Profile Report, concerning Field Point without receiving Field Point's prior approval of the report's form and contents, except reports released to the public by Field Point.

          7. Neither TGR, any of its members, nor any person affiliated with TGR has been the subject of an action brought by the SEC, the NASD, any other securities industry self regulatory organization, or any state securities regulatory agency, except as disclosed in writing to Field Point.

V.   REPRESENTATIONS OF FIELD POINT

     Field Point represents, warrants and covenants the following:


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          1.  Field  Point  will  cooperate  fully  with  TGR in  executing  the responsibilities required under this Agreement so that TGR may fulfill its responsibilities in a timely manner.

          2. Field Point will not interfere with, impair, delay or cause TGR to perform work not described in this Agreement.

          3. Field Point will cooperate in a prompt and professional manner with TGR, its attorneys, accountants and agents during the performance of the obligations due under this Agreement.

          4. Field Point represents that no person has acted as a finder or investment advisor in connection with the transactions contemplated in this Agreement. Field Point will indemnify TGR with respect to any claim for a finder's fee in connection with this Agreement. Field Point represents that no officer, director or stockholder of the company is a member of the NASD, an employee or associated member of the NASD. Field Point represents that it has disclosed or will disclose to TGR all potential conflicts of interests involving its officers, directors, principals, stockholders and/or employees.

          5. All financial information from Filed Point will be provided to TGR in a timely and complete manner and all other information, which Field Point has previously provided to TGR concerning Field Point, is accurate and complete in every material respect. If it is later determined that such is not the case, it shall be considered a basis for the termination of this Agreement.

          6. Field Point does hereby state that all information supplied to TGR during the course of this Agreement shall be true and accurate to the best of Field Point's knowledge. Field Point agrees to hold TGR harmless for the accuracy of any information provided by Field Point to TGR under this Agreement.

VI.  CONFIDENTIALITY

          TGR agrees that all information received from Field Point shall be treated as confidential information and TGR shall not share such information with any other person or entity, except as are required by TGR to fulfill this Agreement, without the express written consent of Field Point, unless such disclosure will not cause damages to Field Point.


VII  INDEMNIFICATION

          TGR agrees to indemnify Field Point and its directors, officers, stockholders, employees and agents and each of their respective affiliates (Field Point and each such person referred to herein as an "indemnified party") from and against any and all losses, claims, damages and liabilities, joint or several), to which any indemnified party may become subject under any applicable federal or state law or otherwise, related to or arising out of the performance by TGR of services under this Agreement, and will reimburse such indemnified party for all expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim, action, or proceeding. TGR will not be liable under this paragraph to the extent that any loss, claim, damage, or liability is found in a final judgment by a court of competent jurisdiction to have resulted from Field Point's willful misconduct or gross negligence. TGR agrees that no indemnified party shall have any liability (whether direct or indirect, in contract or otherwise) to TGR related to or arising out of this Agreement, except to the extent any losses, claims, damages, or liabilities are found in a final judgment by a court of competent jurisdiction to have resulted from Field Point's willful misconduct or gross negligence


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VIII. NOTICES

          Any notices from either party to the other shall be deemed received on the date such notice is personally delivered. Any notice sent by fax transmission shall be deemed received by the other party on the day it has been transmitted. Any notice sent by mail by either party to the other shall be deemed received on the third business day after it has been deposited at a United States Post Office. For purposes of delivering or sending notice to the parties under this Agreement such notices shall be delivered or sent as follows:

TGR Group LLC
3525 Del Mar Heights Rd #334
San Diego, CA 92130


Field Point Petroleum Corporation
1703EdelweissDrive
Cedar Park, TX 78613

IX.  Entire Agreement

          Neither  party has made  representations  to the  other,  which is not specifically  set  forth  in this  Agreement.  There  are no oral or  other agreements between the parties that have been entered into prior or contemporaneously with the formation of this Agreement. All oral promises, agreements, representations, statements and warranties herein, after asserted by one party against the other, shall be deemed to have been waived by such party asserting that they were made and this Agreement shall supersede all prior negotiations, statements, representations, warranties and agreements made or entered into between the parties to this Agreement.



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X.   NO ASSIGNMENT

          Neither party may assign any benefit due or delegate performance under this Agreement without the express written consent of the other party.

XI.  CONSTRUCTION

          The laws of the State of California shall govern this Agreement. It shall also be construed as if the parties participated equally in its negotiation and drafting. The Agreement shall not be construed against one party over another party.

XII. ATTORNEYS FEES

          In any action concerning the enforcement, breach, or interpretation of this Agreement, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees from the other party, in addition to any other relief granted by the court.

XIII. WAIVER

          The waiver of any provision of this Agreement by either party shall not be deemed to be a continuing, waiver or a waiver of any other provision of this Agreement by either party.

XIV. SEVERABILITY

          If any provision of this Agreement or any subsequent modifications hereof are found to be unenforceable by a court of competent jurisdiction, the remaining provisions shall continue to remain in full force and effect.


XV.  AUTHORITY TO ENTER INTO AGREEMENT

          The individuals signing this Agreement below represent to each other that they have the authority to bind their respective corporations to the terms and conditions of this Agreement. The individuals shall not, however have personal liability by executing this Agreement and sign this Agreement only in their representative capacities as authorized officers of Field Point and TGR, respectively.

     IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement on this 13th day of November 2001.


      Field Point Petroleum Corporation                 TGR Group LLC


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      Ray D. Reaves                                  Lawrence D. Isen
      President                                      Authorized Signing Member






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